As filed with the Securities and Exchange Commission on March 19, 2021

Registration Nos. 333-230357

333-228748

333-219108

333-212809

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3, Registration Statement No. 333-230357

Post-Effective Amendment No. 1 to Form S-3, Registration Statement No. 333-228748

Post-Effective Amendment No. 1 to Form S-3, Registration Statement No. 333-219108

Post-Effective Amendment No. 1 to Form S-3, Registration Statement No. 333-212809

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0395455
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address, including zip code, of principal executive offices)

Joshua Disbrow, Chief Executive Officer

Neos Therapeutics, Inc.

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Nolan S. Taylor
Anthony W. Epps
Troy M. Keller
Dorsey & Whitney LLP
111 South Main St., Suite 2100
Salt Lake City, Utah 84111
(801) 933-7360

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE-DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-3 (each, a “Registration Statement” and, collectively, the “Registration Statements”) previously filed by Neos Therapeutics, Inc., a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-212809 filed with the SEC on August 1, 2016;
•	Registration Statement No. 333-219108 filed with the SEC on June 30, 2017;
•	Registration Statement No. 333-228748 filed with the SEC on December 11, 2018; and
•	Registration Statement No. 333-230357 filed with the SEC on March 18, 2019.

On March 19, 2021, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 10, 2020, by and among the Registrant, Aytu BioScience, Inc., a Delaware corporation (“Parent”), and Neutron Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly-owned subsidiary of Parent. As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all of the securities registered but unsold under the Registration Statements as of the date hereof, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on March 19, 2021.

NEOS THERAPEUTICS, INC.

By:	/s/ Joshua Disbrow
	Name:	Joshua Disbrow
	Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.